                               HARMONY UNDERTAKING

                                     Amongst

                       HARMONY GOLD MINING COMPANY LIMITED

                                       and

                    ARMGOLD HARMONY JOINT INVESTMENT COMPANY
                              (PROPRIETARY) LIMITED

                                       and

                                 NEDBANK LIMITED
                  (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION)

                                                                  DENEYS | REITZ
                                                                       ATTORNEYS

                              NOTARIAL CERTIFICATE

I, THE UNDERSIGNED,

                                MARK ROBERT KYLE

OF SANDTON IN THE GAUTENG PROVINCE OF THE REPUBLIC OF SOUTH AFRICA, NOTARY PUBLIC BY LAWFUL AUTHORITY DULY ADMITTED AND SWORN, DO HEREBY CERTIFY AND ATTEST UNTO ALL WHOM IT MAY CONCERN THAT I HAVE THIS DAY COLLATED AND COMPARED WITH THE ORIGINAL THEREOF, THE COPY HERETO ANNEXED MARKED "A", BEING:

"A" HARMONY UNDERTAKING AMONGST HARMONY GOLD MINING COMPANY LIMITED AND ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED AND NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION), DATED 15 APRIL 2005

AND I, THE SAID NOTARY, DO FURTHER CERTIFY AND ATTEST THAT THE SAME IS A TRUE AND FAITHFUL COPY OF THE SAID ORIGINAL AND AGREES THEREWITH IN EVERY RESPECT. AN ACT WHEREOF BEING REQUIRED, I HAVE GRANTED THESE PRESENTS UNDER MY NOTARIAL FORM AND SEAL, TO SERVE AND AVAIL AS OCCASION SHALL OR MAY REQUIRE.

THUS DONE AND SIGNED AT SANDTON AFORESAID ON THIS THE 26TH DAY OF APRIL IN THE YEAR TWO THOUSAND AND FOUR.

                                                                   NOTARY PUBLIC

DENEYS REITZ ATTORNEYS
SANDTON

                               HARMONY UNDERTAKING

                                     Amongst

                       HARMONY GOLD MINING COMPANY LIMITED

                                       and

                    ARMGOLD HARMONY JOINT INVESTMENT COMPANY
                              (PROPRIETARY) LIMITED

                                       and

                                 NEDBANK LIMITED
                  (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION)

                                                                  DENEYS | REITZ
                                                                       ATTORNEYS

                                TABLE OF CONTENTS

1. PARTIES ................................................................    1
2. DEFINITIONS AND INTERPRETATION .........................................    1
3. INTRODUCTION ...........................................................    7
4. REPAYMENT OF THE HARMONY LOAN OUTSTANDINGS .............................    8
5. AHJIC UNDERTAKING ......................................................    9
6. REPRESENTATIONS AND WARRANTIES .........................................    9
7. BREACH .................................................................   11
8. CONFIDENTIALITY ........................................................   12
9. NOTICES AND DOMICILIA ..................................................   13
10. GOVERNING LAW .........................................................   15
11. JURISDICTION ..........................................................   16
12. SEVERABILITY ..........................................................   16
13. GENERAL ...............................................................   16
14. COSTS .................................................................   17
15. COUNTERPARTS ..........................................................   18

                               HARMONY UNDERTAKING

1.   PARTIES

1.1  The Parties to this Agreement are:

1.1.1 HARMONY GOLD MINING COMPANY LIMITED;

1.1.2 ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED; and

1.1.3 NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION).

1.2  The Parties agree as set out below.

2.   DEFINITIONS AND INTERPRETATION

2.1 The headings to the clauses of this Agreement are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof.

2.2 Unless the context dictates otherwise, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

2.2.1 "AGREEMENT" means this Harmony Undertaking;

2.2.2 "AHJIC" means ARMGold Harmony Joint Investment Company (Proprietary) Limited (Registration No. 2002/032163/07), a private company duly incorporated according to the company laws of South Africa;

                                                                         Page 2.


2.2.3 "ARM" means African Rainbow Minerals Limited (Registration No. 1933/004580/06), a public company duly incorporated according to the company laws of South Africa;

2.2.4 "ARM SHARES" means 28 614 740 (twenty-eight million six hundred and fourteen thousand seven hundred and forty) ordinary par value shares of R0,05 (five cents) each in the issued share capital of ARM listed on the JSE Securities Exchange, South Africa and constituting 14% (fourteen percent) of the issued share capital of ARM as at the Signature Date to be purchased by the Trust from AHJIC pursuant to the Sale of Shares Agreement;

2.2.5 "BUSINESS DAY" means any day other than a Saturday, Sunday or an official public holiday in South Africa in accordance with the Public Holidays Act, 1994;

2.2.6 "DISTRIBUTION" means any payment in respect of Harmony's shareholding in AHJIC by or on behalf of AHJIC to Harmony, or to any person that directly or indirectly controls Harmony, by way of dividend, capital reduction (including, but not limited to, any share repurchase), interest, principal, fee, royalty, shareholder loan repayment or other distributions or payments whether or not made to the shareholders of AHJIC generally;

2.2.7 "EFFECTIVE DATE" shall bear the meaning ascribed to that term in the Sale of Shares Agreement;

2.2.8 "FIRST LOAN AGREEMENT" means the written agreement entitled "First Loan Agreement" concluded or to be concluded between Nedbank and the Trust on or about the Signature Date pursuant to which Nedbank lends and advances an amount of R480 400 000

                                                                         Page 3.


     (Four Hundred and Eighty Million Four Hundred Thousand Rand) to the Trust;

2.2.9 "HARMONY" means Harmony Gold Mining Company Limited

     (Registration No. 1950/038232/06), a public company duly incorporated according to the company laws of South Africa;

2.2.10 "HARMONY LOAN AGREEMENT" means the written agreement entitled "Loan Agreement" concluded between Nedbank and Harmony on 24 December 2004;

2.2.11 "HARMONY LOAN OUTSTANDINGS" means, at any time and from time to time and in respect of the Harmony Loan Agreement, the aggregate of all amounts of principal, accrued and unpaid interest and all and any other amounts due and payable to Nedbank under the Harmony Loan Agreement;

2.2.12 "NEDBANK" means Nedbank Limited (Registration No. 1951/000009/06) (acting through its Nedbank Capital division), a public company and registered bank duly incorporated according to the company and banking laws of South Africa;

2.2.13 "PARTIES" means:

2.2.13.1 AHJIC;

2.2.13.2 Harmony; and

2.2.13.3 Nedbank,

     and "PARTY" means, as the context requires, either of them;

                                                                         Page 4.


2.2.14 "SALE OF SHARES AGREEMENT" means the written agreement entitled "Sale of Shares Agreement" concluded or to be concluded between Harmony, AHJIC and the Trust on or about the Signature Date;

2.2.15 "SIGNATURE DATE" means the date of the signature of the Party last signing this Agreement in time;

2.2.16 "SOUTH AFRICA" means the Republic of South Africa as constituted from time to time;

2.2.17 "TRUST" means the trustees for the time being of an oral trust established by oral agreement between Frank Abbott (as founder) and Nedbank, Harmony, Frank Abbott and Deneys Reitz Trustees (Proprietary) Limited (each as trustees) on 15 April 2005 and known as the "ARM Broad-Based Empowerment Trust".

2.3  Any reference in this Agreement to:

2.3.1 a "clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

2.3.2 the "control" by one entity of another entity shall be construed so as to mean the power of the first such entity to direct the management and the policies of the second such entity, whether through the ownership of voting capital, by contract or by any other means;

2.3.3 "law" shall be construed as any law (including common or customary law) or statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court; and

                                                                         Page 5.


2.3.4 a "person" shall be construed as a reference to any person, firm, company, trust, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

2.4 Unless inconsistent with the context or save where the contrary is expressly indicated:

2.4.1 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.4.2 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.4.3 in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the next succeeding Business Day;

2.4.4 in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the next succeeding Business Day;

2.4.5 any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

                                                                         Page 6.


2.4.6 any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

2.4.7 no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement.

2.5  Unless inconsistent with the context, an expression which denotes:

2.5.1 any one gender includes the other genders;

2.5.2 a natural person includes an artificial person and vice versa; and

2.5.3 the singular includes the plural and vice versa.

2.6 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.7 The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.

2.8 The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination,

                                                                         Page 7.


     notwithstanding that the clauses themselves do not expressly provide for this.

2.9 This Agreement shall be binding on and enforceable by the estates, heirs, executors, administrators, trustees, permitted assigns or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any Party shall be deemed to include such Party's estate, heirs, executors, administrators, trustees, successors-in-title, permitted assigns or liquidators, as the case may be.

2.10 The use of any expression in this Agreement covering a process available under South African law such as winding-up (without limitation eiusdem generis) shall, if any of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.11 Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

3.   INTRODUCTION

3.1 Harmony and Nedbank have entered into the Harmony Loan Agreement pursuant to which Harmony is indebted to Nedbank.

3.2 Harmony is a shareholder of AHJIC which is proposing to dispose of the ARM Shares to the Trust pursuant to the Sale of Shares Agreement.

3.3 The Trust requires funding for the purposes of acquiring the ARM Shares pursuant to the Sale of Shares Agreement.

3.4 Nedbank is willing to provide a portion of such funding to the Trust pursuant to the First Loan Agreement, provided that Harmony undertakes that it will repay in full the Harmony Loan Outstandings immediately

                                                                         Page 8.


     after the payment of the purchase price by the Trust to AHJIC under the Sale of Shares Agreement.

4.   REPAYMENT OF THE HARMONY LOAN OUTSTANDINGS

4.1 Harmony shall pay the Harmony Loan Outstandings in cash to Nedbank on the Effective Date without deduction or set-off by electronic transfer into the following bank account:

4.1.1 Account Name : Nedbank Capital Project Administration;

4.1.2 Bank : Nedbank Limited;

4.1.3 Account Number: 1979 373 078;

4.1.4 Branch : 100 Main Street;

4.1.5 Branch Code : 19-79-05.

4.2  Harmony shall not withdraw the undertaking given by it in terms of clause
     4.1 prior to 30 May 2005.

4.3 Harmony hereby undertakes in favour of Nedbank that it shall duly and promptly comply with any reasonable request, and shall sign all documents as may be reasonably required, by Nedbank in order to give effect to the payment undertaking given by Harmony in clause 4.1.

4.4 Nedbank acknowledges that the payment by Harmony to Nedbank in accordance with the provisions of clause 4.1 shall constitute a valid and proper discharge by Harmony of its obligation to pay the Harmony Loan Outstandings.

                                                                         Page 9.


5.   AHJIC UNDERTAKING

5.1 AHJIC hereby irrevocably undertakes in favour of Nedbank that on the Effective Date, AHJIC will make a Distribution to Harmony in an amount not being less than the amount of the Harmony Loan Outstandings.

5.2 AHJIC hereby undertakes in favour of Nedbank that it shall (to the extent required of it) duly and promptly comply with any reasonable request, and shall sign all documents as may be reasonably required, by Nedbank in order to give effect to the payment undertaking given by Harmony in clause 4.1.

6.   REPRESENTATIONS AND WARRANTIES

6.1 Harmony hereby represents and warrants in favour of Nedbank on the Signature Date, on each day between the Signature Date and the Effective Date and on the Effective Date that:

6.1.1 Harmony is a public company duly organised and existing under the laws of South Africa with the power and authority to enter into and to exercise its rights and perform its obligations under this Agreement;

6.1.2 Harmony has procured the taking of all necessary corporate and other action to authorise the execution of this Agreement;

6.1.3 this Agreement is legal and binding on, and enforceable against, Harmony in accordance with its terms;

6.1.4 the provisions of this Agreement are not in material conflict with, and will not constitute a breach of the provisions of, any other agreement or undertaking which is binding on Harmony; and

                                                                        Page 10.


6.1.5 Harmony is fully acquainted with the contents, meaning and import of the First Loan Agreement.

6.2 AHJIC hereby represents and warrants in favour of Nedbank on the Signature Date, on each day between the Signature Date and the Effective Date and on the Effective Date that:

6.2.1 AHJIC is a private company duly organised and existing under the laws of South Africa with the power and authority to enter into and to exercise its rights and perform its obligations under this Agreement;

6.2.2 AHJIC has procured the taking of all necessary corporate and other action to authorise the execution of this Agreement;

6.2.3 this Agreement is legal and binding on, and enforceable against, AHJIC in accordance with its terms;

6.2.4 the provisions of this Agreement are not in material conflict with, and will not constitute a breach of the provisions of, any other agreement or undertaking which is binding on AHJIC; and

6.2.5 AHJIC is fully acquainted with the contents, meaning and import of the First Loan Agreement.

6.3 Each of the representations and warranties given by Harmony and AHJIC in terms of clauses 6.1 and 6.2 shall:

6.3.1 prima facie be deemed to be a representation of act inducing Nedbank to enter into this Agreement and the First Loan Agreement;

6.3.2 be presumed to be material unless the contrary is proved;

                                                                        Page 11.


6.3.3 insofar as any of the representations or Warranties is promissory or relates to a future event, be deemed to have been given as at the due date for fulfilment of the promise or for the happening of the event, as the case may be; and

6.3.4 be a separate representation or warranty and in no way be limited or restricted by reference to or inference from the terms of any other representation or warranty.

6.4 Nedbank is entering into this Agreement and the First Loan Agreement relying upon the representations and warranties given by Harmony and AHJIC in clauses 6.1 and 6.2.

7.   BREACH

     If any Party commits a breach or fails in the observance of any of the terms and conditions hereof and fails to remedy such default or breach within 14 (fourteen) days of delivery of written notice requiring it so to do, then the non-defaulting Party shall be entitled to cancel this Agreement against the defaulting Party or to claim immediate payment and/or performance by the defaulting Party of all of the defaulting Party's obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the non-defaulting Party's rights to claim damages. The aforegoing is without prejudice to such other rights as the non-defaulting Party may have at law; provided always that, notwithstanding anything to the contrary contained in this Agreement, the non-defaulting Party shall not be entitled to cancel this Agreement, for any breach by the defaulting Party unless such breach is a material breach going to the root of this Agreement and is incapable of being remedied by a payment in money, or if it is capable of being remedied by a payment in money, the defaulting Party fails to pay the amount concerned within 14 (fourteen) days after such amount has been determined.

                                                                        Page 12.

8.   CONFIDENTIALITY

8.1 None of the Parties shall issue any press release or any other public document or make any public statement, in each case relating to or connected with or arising out of the agreement or the matters contained therein (save for any such release, announcement or document which is required to be given, made or published by law or under the rules and regulations of any stock exchange) without obtaining the prior approval of the other Parties to the contents thereof and the manner of its presentation and publication; provided that such approval shall not to be unreasonably withheld or delayed.

8.2 In the case of a release, announcement or document which is required to be given, made or published by law or under the rules and regulations of any stock exchange, the Party liable so to give, make or publish the same shall give to the other Parties as much advance warning thereof as is reasonable in the circumstances together with drafts or a copy thereof as soon as it is at liberty so to do.

8.3 Each Party shall at all times keep confidential (and to ensure that its employees and agents shall keep confidential) any information which it has acquired or may acquire in relation to the other Parties or to any matter arising from or in connection with this Agreement, save for any information:

8.3.1 which is publicly available or becomes publicly available through no act or default of any Party; or

8.3.2 which was in the possession of that Party prior to its disclosure otherwise than as a result of any breach by a Party of any obligation of confidentiality owed to the other Parties whether pursuant to this Agreement or otherwise; or

                                                                        Page 13.


8.3.3 which is disclosed to that Party by a third party which did not acquire the information under an obligation of confidentiality; or

8.3.4 which is independently acquired by that Party as a result of work carried out by a person to whom no disclosure of such information has been made,

     and shall not use or disclose such information except:

8.3.5 with the consent of the other Parties; or

8.3.6 in accordance with an order of court of competent jurisdiction; or

8.3.7 in order to comply with any law or governmental regulations by which the Party concerned is bound; or

8.3.8 where necessary for the purpose of enforcing its rights under this Agreement.

8.4 The provisions of this clause 8 shall survive any termination of this Agreement.

9.   NOTICES AND DOMICILIA

9.1  NOTICES

9.1.1 Each Party chooses the address set out opposite its name below as its address to which any written notice in connection with this Agreement may be addressed.

                                                                        Page 14.


9.1.1.1 HARMONY: Block 27
                 Randfontein Office Park
                 Corner Main Reef Road and Ward Avenue
                 RANDFONTEIN

                 Telefax No. : (011) 411 2398
                 Attention : The Company Secretary

9.1.1.2 AHJIC:   Block 27
                 Randfontein Office Park
                 Corner Main Reef Road and Ward Avenue
                 RANDFONTEIN

                 Telefax No. : (011) 411 2398
                 Attention : The Company Secretary

9.1.1.3 NEDBANK: 4th Floor, F Block
                 135 Rivonia Road
                 Sandown
                 SANDTON
                 2057

                 Telefax No. : (011) 294 8421
                 Attention : Head of Specialised Finance

9.1.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number set out opposite its name above.

9.1.3 Any Party may by written notice to the other Parties change its chosen address and/or telefax number for the purposes of clause 9.1.1 to any other address(es) and/or telefax number, provided that the change shall become effective on the 14th (fourteenth) day after the receipt of the notice by the addressee.

9.1.4 Any notice given in terms of this Agreement shall:

                                                                        Page 15.


9.1.4.1 if delivered by hand be deemed to have been received by the addressee on the date of delivery;

9.1.4.2 if transmitted by facsimile be deemed to have been received by the addressee on the 1st (first) Business Day after the date of transmission,

     unless the contrary is proved.

9.1.5 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.

9.2  DOMICILIA

9.2.1 Each of the Parties chooses its physical address referred to in clause 9.1 as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

9.2.2 Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa; provided that any such change shall only be effective on the 14th (fourteenth) day after deemed receipt of the notice by the other Parties pursuant to clause 9.1.4.

10.  GOVERNING LAW

     The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

                                                                        Page 16.


11.  JURISDICTION

     The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa (or any successor to that division) in regard to all matters arising from this Agreement.

12.  SEVERABILITY

     Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

13.  GENERAL

13.1 This document constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.

13.2 No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

13.3 No addition to, variation or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

                                                                        Page 17.


13.4 No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party's rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

13.5 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

13.6 Save as is specifically provided in this Agreement, no Party shall be entitled to cede or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Parties affected by such transfer of rights or obligations, which consent may not unreasonably be withheld or delayed.

14.  COSTS

14.1 The costs and expenses of and incidental to the negotiation, preparation and execution of this Agreement and the implementation of the transactions contemplated herein shall be paid in accordance with the terms of the First Loan Agreement.

14.2 All legal costs incurred by any Party in consequence of any default of the provisions of this Agreement by any other Party shall be payable on demand by the defaulting Party on the scale as between attorney and own

                                                                        Page 18.


     client and shall include collection charges, the costs incurred by the non-defaulting Party in endeavouring to enforce such rights prior to the institution of legal proceedings and the costs incurred in connection with the satisfaction or enforcement of any judgement awarded in favour of the non-defaulting Party in relation to its rights in terms of or arising out of this Agreement.

15.  COUNTERPARTS

     This Agreement may be executed by each Party signing a separate copy thereof and each of the copies together shall constitute the Agreement of the Parties.

SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        HARMONY GOLD MINING COMPANY LIMITED


                                        /s/ Nomfundo Qangule
                                        ----------------------------------------
                                        Name: Nomfundo Qangule
                                        Capacity: Director
                                        Who warrants her authority hereto

SIGNED at SANDTON on this the 15th day of APRIL 2005.

                                        For and on behalf of
                                        ARMGOLD HARMONY JOINT INVESTMENT COMPANY
                                        (PROPRIETARY) LIMITED


                                        /s/ Frank Abbott
                                        ----------------------------------------
                                        Name: Frank Abbott
                                        Capacity: Director
                                        Who warrants his authority hereto

                                                                        Page 19.


SIGNED at SANDTON on this the 15th day of APRIL 2005

                                        For and on behalf of
                                        NEDBANK LIMITED (ACTING THROUGH ITS
                                        NEDBANK CAPITAL DIVISION)


                                        /s/ Kevin Ryder
                                        ----------------------------------------
                                        Name: Kevin Ryder
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto


                                        /s/ Mark Saunders Tyler
                                        ----------------------------------------
                                        Name: Mark Saunders Tyler
                                        Capacity: Authorised Signatory
                                        Who warrants his authority hereto